                                                                    EXHIBIT 24.1

                               POWER OF ATTORNEY

    The undersigned ( "Individual Owner"), on his own behalf and on behalf of
Zhonghong Zhuoye Group Co., Ltd, a company incorporated under the laws of the
People's Republic of China with limited liability (hereinafter referred to as the "Company"), does hereby make, constitute and appoint each of the persons listed below as the Company's true and lawful agent and attorney-in-fact
(hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Company for and with respect to the matters hereinafter described.

Name of Attorney:

                         Yu Ting
                         Wang Tong

    Each Attorney shall have the power and authority to execute and deliver any
Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the
Securities Exchange Act of 1934 on behalf of the Individual Owner and the
Company with regard to any securities owned by Individual Owner or the Company or any of its subsidiaries; and, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for Individual Owner and/or the Company in order to more effectively carry out the intent and purpose of the foregoing.

    Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon
Individual Owner and the Company without attestation and without affixation of the seal of Individual Owner or the Company. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in- fact hereunder.

IN WITNESS WHEREOF, each of Individual Owner and the Company have caused the
Power of Attorney to be executed as of the 18th day of May, 2017.

ZHONGHONG ZHUOYE GROUP CO., LTD

By: /s/ Wang Yonghong
    ------------------------------------
    Name: Wang Yonghong
    Title:  President

WANG YONGHONG

By:  /s/ Wang Yonghong
    ------------------------------------